ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                            ADVANCED KNOWLEDGE, INC.,
                             A DELAWARE CORPORATION


                                       AND


                               SOCCER MAGIC INC.,
                             AN ONTARIO CORPORATION





                             As of December 14, 1999




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                                TABLE OF CONTENTS


 ARTICLE                                                                    PAGE
 -------                                                                    ----

     ONE   THE ACQUISITION

           1.01  The Acquisition                                               1
           1.02  Possible Automatic Rescission of the Acquisition              1

     TWO   CALCULATION OF EXCHANGE RATIO AND AKI SHARES TO BE ISSUED

           2.01  Calculation of Exchange Ratio                                 2
           2.02  Calculation of AKI Shares to Be Issued                        2

   THREE   CLOSING AND EFFECTIVE TIME OF THE ACQUISITION

           3.01  The Closing                                                   2
           3.02  Escrow Agreement and Possible Automatic Rescission            2
           3.03  The Effective Time                                            4
           3.04  Directors of AKI at the Effective Time                        4
           3.05  Officers of AKI at the Effective Time                         4
           3.06  Remedy for False Representation and Warranty                  4

    FOUR   REPRESENTATIONS AND WARRANTIES OF SMI

           4.01  Organization and Good Standing                                5
           4.02  Due Authorization                                             5
           4.03  Agreement Not in Breach of Other Instruments                  5
           4.04  Absence of Certain Changes                                    5
           4.05  Real Property Leases                                          6
           4.06  Equipment Leases                                              7
           4.07  Trade Names                                                   7
           4.08  Contracts and Commitments                                     7
           4.09  Licenses and Permits                                          8
           4.10  Litigation                                                    8
           4.11  Insurance                                                     8
           4.12  Inventories                                                   8
           4.13  Compliance with Law                                           8
           4.14  Capitalization                                                9
           4.15  Labor and Employment Matters                                  9
           4.16  Taxes                                                        10
           4.17  Environmental Compliance                                     11
           4.18  Subsidiaries and Affiliates                                  11
           4.19  Banking Facilities                                           11
           4.20  No Assets Owned by Affiliates                                11

                                       ii
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           4.21  Indebtedness to and from Officers, Directors and
                 Shareholders                                                 11
           4.22  Related Party Transactions                                   11
           4.23  No Legal Bar                                                 11
           4.24  Finder's Fees and Brokerage Fees                             11
           4.25  Required Consents                                            12
           4.26  Other Information                                            12
           4.27  SMI Unaudited Financial Statements                           12
           4.28  Regulatory Investigations                                    12
           4.29  Corporate Records                                            12
           4.30  Representations                                              12

    FIVE   REPRESENTATIONS OF AKI

           5.01  Organization, Standing and Power                             13
           5.02  Due Authorization                                            13
           5.03  Agreement Not in Breach of Other Agreements                  13
           5.04  Status of Common Stock                                       13
           5.05  No Bankruptcy                                                13
           5.06  Absence of Certain Changes                                   13
           5.07  Contracts and Commitments                                    14
           5.08  Litigation                                                   14
           5.09  Compliance with Law                                          15
           5.10  Capitalization                                               15
           5.11  Taxes                                                        16
           5.12  Environmental Compliance                                     16
           5.13  Subsidiaries and Affiliates                                  16
           5.14  Indebtedness to and from Officers, Directors and
                 Stockholders                                                 16
           5.15  No Legal Bar                                                 16
           5.16  Finder's Fees and Brokerage Fees                             16
           5.17  Other Information                                            17
           5.18  AKI Financial Statements                                     17
           5.19  Qualification to Use Form S-8 for Consultant Shares          17
           5.20  Reporting Company                                            17
           5.21  Securities Filings                                           17
           5.22  OTC Bulletin Board                                           17
           5.23  Stop Trade Orders                                            17
           5.24  Regulatory Investigations                                    17
           5.25  Corporate Records                                            17
           5.26  Representations                                              18
           5.27  Government Approvals                                         18
           5.28  Required Consents                                            18

     SIX   COVENANTS AND AGREEMENTS OF SMI

           6.01  Conduct of Business                                          18
           6.02  Fulfillment of Conditions and Covenants                      19

                                      iii
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           6.03  Status of Assets                                             19
           6.04  Access to Information                                        19
           6.05  Financial Records and Unaudited Financial Statements         19
           6.06  Audited Financial Statements                                 19
           6.07  Consents                                                     20
           6.08  Transfer of Licenses, Permits and Authorizations             20
           6.09  Employees                                                    20
           6.10  Agreement with Respect to Other Regulatory Filings           20
           6.11  Solicitation of Inquiries                                    20
           6.12  Purchase and Sale Agreements                                 20
           6.13  Public Announcements                                         20
           6.14  Resignations of New AKI Directors and Officers               20
           6.15  Appointment of Successor Directors                           21
           6.16  Payment of Legal Fees                                        21
           6.17  Instruction Letter to Transfer Agent                         21
           6.18  Conduct of Business Prior to Close of Escrow                 21
           6.19  Assumption of Liabilities and Obligations                    21

   SEVEN   COVENANTS AND AGREEMENTS OF AKI

           7.01  Fulfillment of Conditions and Covenants                      21
           7.02  Access to Information                                        22
           7.03  Compliance with Applicable Securities Laws                   22
           7.04  Resignations of Existing Directors and Officers              22
           7.05  Appointment of New Directors and Officers                    22
           7.06  Conduct of Business                                          22
           7.07  Financial Records                                            23
           7.08  Agreement with Respect to Other Regulatory Filings           23
           7.09  Solicitation of Inquiries                                    23
           7.10  Public Announcements                                         23
           7.11  Representation Letter                                        23

   EIGHT   CONDITIONS PRECEDENT IN FAVOR OF SMI

           8.01  Accuracy of and Certificate as to Representations
                 and Warranties                                               24
           8.02  Compliance with Covenants                                    24
           8.03  Action/Proceeding                                            24
           8.04  Consents                                                     24
           8.05  Compliance with Law                                          24
           8.06  Opinion of Counsel for AKI                                   24
           8.07  Delivery of Resolutions                                      25
           8.08  Delivery of AKI Shares                                       25
           8.09  Asset Sale Agreement                                         26
           8.10  Purchase and Sale Agreements                                 26
           8.11  Other Information                                            26
           8.12  Adverse Change                                               26

                                       iv
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           8.13  Corporate Authorization                                      26
           8.14  Certificate of Status                                        26
           8.15  Incumbency Certificate                                       26
           8.16  UCC Search Report                                            26
           8.17  Stockholder Notice                                           26
           8.18  Delivery of All Escrow Items                                 26

    NINE   CONDITIONS PRECEDENT IN FAVOR OF AKI

           9.01  Accuracy of and Certificate as to Representations
                 and Warranties                                               27
           9.02  Compliance with Covenants                                    27
           9.03  Action/Proceeding                                            27
           9.04  Consents                                                     27
           9.05  Compliance with Law                                          27
           9.06  Purchase and Sale Agreements                                 27
           9.07  Opinion of Counsel for SMI                                   27
           9.08  Securities Law Compliance                                    28
           9.09  Other Information                                            28
           9.10  Adverse Change                                               29
           9.11  Corporate Authorization                                      29
           9.12  Certificate of Status                                        29
           9.13  Transfer and Delivery of SMI Shares                          29
           9.14  Asset Sale Agreement                                         29
           9.15  Incumbency Certificate                                       29
           9.16  Stockholder Notice                                           29
           9.17  Delivery of All Escrow Items                                 29
           9.18  PPSA Search Report                                           29

     TEN   TERMINATION AND ABANDONMENT OF THE ACQUISITION

           10.01 Termination                                                  30
           10.02 Notice of Termination                                        30
           10.03 Effect of Termination                                        30

  ELEVEN   INDEMNIFICATION

           11.01 Survival of Representations and Warranties                   31
           11.02 Indemnification                                              31
           11.03 Indemnification Notice                                       31
           11.04 Dispute                                                      32

  TWELVE   LITIGATION COSTS

           12.01 Litigation Costs                                             32

THIRTEEN   CERTAIN ADDITIONAL AGREEMENTS OF THE PARTIES

                                       v
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           13.01 Due Diligence Review                                         33
           13.02 Confidentiality                                              33
           13.03 Provincial Takeover Laws                                     33
           13.04 Procedure for Replacement of New AKI Directors               34

FOURTEEN   MISCELLANEOUS

           14.01 Notices                                                      34
           14.02 Assignment                                                   35
           14.03 Expenses                                                     35
           14.04 Governing Law                                                35
           14.05 Dispute                                                      35
           14.06 Entire Understanding                                         35
           14.07 Further Assurances                                           35
           14.08 Waiver                                                       35
           14.09 Headings                                                     36
           14.10 Counterparts                                                 36
           14.11 Severability                                                 36
           14.12 Binding on Successors                                        36

           SIGNATURE PAGE                                                     37

           LIST OF ATTACHED SCHEDULES                                         38

           LIST OF EXHIBITS                                                   39



                                       vi
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                              ACQUISITION AGREEMENT

     ACQUISITION AGREEMENT ("Agreement"), dated as of December 14, 1999, by and between Advanced Knowledge, Inc., a Delaware corporation ("AKI") and Soccer Magic Inc., an Ontario corporation ("SMI"), each herein sometimes being referred to individually as a "party" and collectively as the "parties," is made with reference to the following facts:

                                 R E C I T A L S

     A. AKI is a publicly held corporation engaged in the development, production and distribution of management and general workforce training videos.

     B. SMI is a privately held corporation which, through two wholly-owned subsidiaries, is engaged in the design, construction, ownership and operation of indoor soccer facilities (the "Business").

     C. The parties propose, as of the Effective Time (as hereinafter defined), that AKI shall acquire ownership of 100% of the outstanding common shares of SMI (the "Acquisition"), as a result of which (a) SMI will become a wholly-owned subsidiary of AKI and (b) the current holders of the outstanding common shares of SMI (the "SMI Shareholders") will receive as consideration for the Acquisition shares of AKI common stock as hereinafter set forth.

     D. The parties wish to establish a means for rescinding the Acquisition if certain conditions are not satisfied by the Private Placement Deadline (as hereinafter defined).

     E. The Acquisition is to be effectuated as a non-taxable reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW,   THEREFORE,   in   consideration  of  the  promises  and  the  mutual
representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:


                                   ARTICLE ONE

                                 THE ACQUISITION

     1.01 THE ACQUISITION. On the terms and subject to the conditions set forth in this Agreement, AKI shall acquire 100% of the outstanding common shares of SMI (the "SMI Shares") in exchange for a total of 10,000,000 newly issued shares of AKI common stock (the "AKI Shares") to be issued to the SMI Shareholders in amounts calculated in accordance with Article Two.

     1.02 POSSIBLE AUTOMATIC RESCISSION OF THE ACQUISITION. The Acquisition shall be subject to a possible automatic rescission, as provided in Section 3.02 hereof.

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                                   ARTICLE TWO

            CALCULATION OF EXCHANGE RATIO AND AKI SHARES TO BE ISSUED

     2.01 CALCULATION OF EXCHANGE RATIO. The number of AKI Shares to be issued to each of the SMI Shareholders for their respective SMI Shares shall be calculated in accordance with the formula in Section 2.02, using an exchange ratio of 0.8424408206385 (the "Exchange Ratio"). The Exchange Ratio was derived by dividing the total number of AKI Shares to be issued (10,000,000) by the total number of SMI Shares (11,870,270).

     2.02 CALCULATION OF AKI SHARES TO BE ISSUED. The number of AKI Shares to be issued to each of the SMI Shareholders for their respective shares shall be calculated by (i) multiplying (a) the total number of SMI Shares held by each SMI Shareholder by (b) the Exchange Ratio and (ii) rounding the product to the nearest whole number (subject to other reasonable adjustments needed to maintain the total number of AKI Shares to be issued at 10,000,000). No fractional shares of AKI common stock shall be issued in connection with the Acquisition.


                                  ARTICLE THREE

                  CLOSING AND EFFECTIVE TIME OF THE ACQUISITION

     3.01 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after or upon the satisfaction or waiver in writing of all of the conditions precedent to the obligations of the parties hereto, on such date as may be designated by mutual consent of the parties (the "Closing Date"). The parties will conduct the Closing at the offices of Miller & Holguin, 1801 Century Park East, Seventh Floor, Los Angeles, California 90067, or such other place as the parties may mutually agree. At the Closing, the parties will determine that each condition to the obligations of the parties hereunder has been satisfied or waived or will, at such Closing, be satisfied or waived.

     3.02 ESCROW AGREEMENT AND POSSIBLE AUTOMATIC RESCISSION. At or prior to the Closing, the parties shall enter into an escrow agreement (the "Escrow Agreement") in substantially the form attached as Exhibit A, with an independent third party acceptable to the parties serving under that agreement as escrow agent (the "Escrow Agent").

          (a) ESTABLISHMENT OF ESCROW. Under the terms of Section 2 of the Escrow Agreement, the Escrow Agent shall accept delivery at the Closing of the following items (collectively, the "Escrowed Items") and shall hold them in escrow until required by the terms of Section 3 of the Escrow Agreement to release and deliver them:

               (i) The certificates representing the SMI Shares and the accompanying stock powers or other documentation transferring ownership of the SMI Shares from the SMI Shareholders to AKI (the "SMI Escrowed Items"), delivery of which the Escrow Agent shall receive for purposes of the Closing of the Acquisition as agent for AKI.

               (ii) The certificates representing the AKI Shares, issued in amounts which have been calculated in accordance with Article Two hereof and registered in the respective names of the SMI Shareholders (the "AKI Escrowed Items"), delivery of which the Escrow Agent shall receive for purposes of the Closing of the Acquisition as agent for SMI.

               (iii) The conditional written resignations of each of the New AKI Directors, as defined in Section 3.04 hereof (the "New Director Resignations"), which shall become effective only as provided in Section 3(b)(iv) of the Escrow Agreement.

               (iv) The conditional written resignations of each of the New AKI Officers, as defined in Section 3.05 hereof (the "New Officer Resignations"), which shall become effective only as provided in Section 3(b)(v) of the Escrow Agreement. (v) The resolutions of the New AKI Directors appointing Buddy Young,
L. Stephen Albright and Dennis Spiegelman to serve as directors of AKI (the "Successor Directors"), and also appointing Buddy Young to serve as chairman of AKI's board of directors (the "Successor Chairman"), to become effective only as contemplated by Section 3(b)(ii) of the Escrow Agreement (the "Successor Director Resolutions"). Delivery to the Escrow Agent of the Successor Director Resolutions shall be deemed to occur immediately after the Effective Time, i.e., after the appointment of the New AKI Directors has become effective.

               (vi) The written acceptances of Buddy Young, L. Stephen Albright and Dennis Spiegelman to serve as the Successor Directors, and the written acceptance of Buddy Young to serve as the Successor Chairman, if and when the Successor Director Resolutions become effective, as contemplated by Section 3(b)(ii) of the Escrow Agreement (the "Successor Director Acceptances").

          (b) DEFINITIONS. For purposes of this Agreement and the Escrow Agreement, the terms listed below shall be defined as follows:

               (i) "Private Placement" shall mean a private placement of newly issued shares of AKI common stock made by the New AKI Officers which raises gross proceeds for AKI of at least US$2,700,000.

               (ii) "Private Placement Deadline" shall mean 5:00 p.m. Pacific Time on June 30, 2000.

          (c) RELEASE AND DELIVERY FROM ESCROW. The Escrow Agent shall be required under the terms of the Escrow Agreement to release and deliver all of the Escrowed Items as follows:

               (i) NO RESCISSION. If the Private Placement is completed prior to the Private Placement Deadline and AKI is then current in making all required filings with the U.S. Securities and Exchange Commission (the "Commission") under Sections 13(a) and 14 of the Securities Exchange Act of 1934, as amended, the president and secretary of AKI shall jointly certify such facts in writing to the Escrow Agent (the "Joint Certification"), whereupon the Escrow Agent shall be required to release all of the Escrowed Items and deliver them as set forth in Section 3(a) of the Escrow Agreement.

               (ii) RESCISSION. If the Escrow Agent does not receive a Joint Certification from the president and secretary of AKI prior to the Private Placement Deadline, then the Acquisition shall be rescinded and the Escrow Agent shall release all of the Escrowed Items and deliver them as set forth in Section 3(b) of the Escrow Agreement.

     3.03 THE EFFECTIVE TIME. The Acquisition shall become effective when all of the items required by this Agreement to be delivered at the Closing have been delivered (the "Effective Time"). For purposes of this Agreement, the SMI Escrowed Items and the AKI Escrowed Items shall be deemed to have been delivered at the Closing when delivered to the Escrow Agent, as agent for the respective parties, as contemplated by Section 3.02 hereof.

     3.04 DIRECTORS OF AKI AT THE EFFECTIVE TIME. SMI shall have the right to nominate up to three new persons to serve as directors of AKI at and after the Effective Time of the Acquisition. SMI shall identify any such nominees in
Schedule 3.04. As provided in Section 7.05 hereof, the AKI board of directors shall adopt resolutions appointing such persons (the "New AKI Directors") as directors (the "New Director Resolutions"), which by their terms shall become operative only at the Effective Time of the Acquisition.

     3.05 OFFICERS OF AKI AT THE EFFECTIVE  TIME. SMI shall identify in Schedule
3.05 those persons it desires to nominate for appointment as the new officers of AKI at and after the Effective Time of the Acquisition. As provided in Section
7.05 hereof, the AKI board of directors shall adopt resolutions appointing such persons as the new officers of AKI (the "New AKI Officers") (the "New Officer Resolutions"), which by their terms shall become operative only at the Effective Time of the Acquisition.

     3.06 REMEDY FOR FALSE REPRESENTATION AND WARRANTY. If, after the Effective Time and before the Private Placement Deadline, SMI believes that the representation and warranty made and given by Buddy Young in the Representation Letter (defined in Section 7.11) was untrue in any material respect when AKI delivered the Representation Letter to SMI at the Closing, SMI may submit the issue to arbitration pursuant to Section 14.05. If the arbitrator finds, based on the evidence presented to it, that such representation and warranty in the Representation Letter was, in fact, untrue in any material respect at the time of the Closing (the "Finding"), SMI may deliver or cause to be delivered to the Escrow Agent a certified written report of the arbitrator's Finding, whereupon
(i) the Acquisition shall be rescinded and the Escrow Agent shall be required to release all of the Escrowed Items and deliver them as set forth in Section 3(b) of the Escrow Agreement, and (ii) SMI and the SMI Shareholders shall be released from their obligations under this Agreement. The right of rescission set forth in this Section 3.06 shall be the exclusive legal and equitable remedy available to SMI and the SMI Shareholders with respect to the Representation Letter; provided, however, that the Representation Letter and this Section 3.06 shall not be deemed to restrict or qualify the availability of any remedies for breaches of the representations and warranties made and given by AKI in this Agreement. The Escrow Agreement shall include all provisions which are necessary to implement the purposes of this Section 3.06.

                                  ARTICLE FOUR

                      REPRESENTATIONS AND WARRANTIES OF SMI

     SMI represents and warrants to AKI with respect to SMI and its subsidiaries as follows:

     4.01 ORGANIZATION AND GOOD STANDING. SMI is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. SMI has two subsidiaries, Soccer Magic (London) Inc. and Soccer Magic (Kingston) Inc., each of which is wholly owned by SMI and each of which is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by SMI on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

     4.02 DUE AUTHORIZATION. This Agreement and each other agreement contemplated hereby to be executed in connection herewith by SMI have been (or upon execution will have been) duly executed and delivered by SMI and constitute (or upon execution will constitute) legal, valid and binding obligations of SMI enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights.

     4.03  AGREEMENT  NOT IN  BREACH  OF OTHER  INSTRUMENTS.  Except as noted on
Schedule 4.03, the execution and delivery of this Agreement by SMI and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which SMI or any subsidiary of SMI is a party or by which they or their assets are bound.

     4.04 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.04, since August 31, 1999 there has not been any material adverse change in the working capital, financial condition, assets, liabilities, reserves, contractual allowances, business operations or prospects of SMI, and neither SMI nor any subsidiary of SMI has:

          (a) Engaged in any material transaction outside the ordinary course of business;

          (b) Made any capital expenditures other than in the ordinary course of business;

          (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

          (d) Made any material change in any method of accounting or accounting practice;

          (e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

          (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

          (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

          (h) Issued or sold any common shares or other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock;

          (i) Canceled any indebtedness due it except upon full payment thereof;

          (j) Increased the compensation payable or to become payable by SMI to any of its respective directors, officers, employees or agents, or any bonus payments or arrangement made to or with any thereof;

          (k) Agreed, whether in writing or otherwise, to do any of the foregoing;

          (l) Suffered any labor trouble or any controversies with any of its employees;

          (m) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business or properties of SMI; or

          (n) Received notice that any person or entity with which SMI has a significant business relationship intends to cancel or terminate such business relationship.

     4.05 REAL PROPERTY LEASES. SMI has delivered to AKI correct and complete copies of the real property leases described on Schedule 4.05 hereto (the "Real Property Leases"), as amended to date, which constitute all of the real property leases to which SMI or any subsidiary of SMI is a party. With respect to each Real Property Lease:

          (a) The lease is legal, valid, binding and enforceable and in full force and effect;

          (b) The lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

          (c) No party to the lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (d) no party to the lease has repudiated any provision thereof;

          (e) there are no disputes, oral agreements or forbearance programs in effect as to the lease;

          (f) Neither SMI nor any subsidiary of SMI has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the lease; and

          (g) All facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

     4.06 EQUIPMENT LEASES. SMI has delivered to AKI correct and complete copies of the equipment leases described on Schedule 4.06 hereto (the "Equipment Leases"), as amended to date, which constitute all of the equipment property leases to which SMI or any subsidiary of SMI is a party. Each Equipment Lease is a valid and binding obligation of SMI or a subsidiary of SMI and, to the knowledge of SMI, each of the other parties thereto; and to the knowledge of SMI, no party to any Equipment Lease is in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder, except as it may relate to the assignments pursuant hereto.

     4.07 TRADE NAMES. Attached hereto as Schedule 4.07 is a true and correct description of all trade names, trademarks and service marks ("Trade Names") utilized by SMI or its subsidiaries in the conduct of their business. Except as indicated in Schedule 4.07 hereto:

          (a) SMI or a subsidiary of SMI is the legal and beneficial owner in Canada of all right, title and interest in and to the Trade Names identified in
Schedule 4.07 free and clear of all liens, encumbrances, equities and other adverse claims (and any agreement or commitment to grant any of such), and, with respect to the Trade Names, no other person, corporation or firm has been authorized to make any use whatsoever of any of the same. SMI shall, at its cost, cause all conditions, restrictions, liens or other matters listed on
Schedule 4.07 to be fully satisfied or removed on or prior to the Closing Date, unless otherwise agreed to in writing by AKI; and

          (b) SMI or a subsidiary of SMI has the right and authority to use the Trade Names in connection with the conduct of their business in the manner presently conducted, and such use does not conflict with, infringe upon or violate any trade name, trademark or service mark, or any registration or pending application relating thereto, or involve the unlicensed use of confidential information of any other person, firm or corporation.

     4.08 CONTRACTS AND COMMITMENTS. All references to SMI in this Section 4.08 shall be deemed to refer to both SMI and its subsidiaries. Attached as Schedule
4.08 is a list of all agreements which materially affect SMI, to which SMI is a party or by which SMI or any of its property is bound which exist as of the date of execution of this Agreement (including, without limitation, joint venture or partnership agreements, personal property leases, conditional sales contracts, notes or other evidence of indebtedness, or other contracts, agreements, or commitments) (collectively, the "Contracts"). SMI now has, and at the Closing will have, valid and enforceable interests in and to the Contracts. Except as set forth in Schedules 4.03 and 4.08, SMI is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. SMI has received no notice that any party to a Contract intends to cancel or terminate such Contract or to exercise or not to exercise any option thereunder.

     4.09 LICENSES AND PERMITS. Schedule 4.09 lists all licenses ("Licenses") and permits ("Permits") held by SMI and its subsidiaries in connection with the operation of their business as currently conducted or to the occupancy and use of the premises upon which their business is conducted. No breach of any such License or Permit currently exists, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a breach thereunder.

     4.10 LITIGATION. All references to SMI in this Section 4.10 shall be deemed to refer to both SMI and its subsidiaries. Except as listed in Schedule 4.10 and except for collection actions instituted by SMI involving less than Cdn$5,000 individually:

          (a) there is no action, suit or proceeding to which SMI is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a materially adverse impact upon the operation by SMI of the Business or on SMI's ability to consummate the transactions contemplated herein, and SMI has no knowledge that any such action, suit or proceeding has been threatened against SMI;

          (b) SMI has not been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with the Business; and

          (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency or any arbitrator or arbitral body, enjoining or requiring SMI to take any action of any kind with respect to the business, properties or assets of the Business.

     4.11 INSURANCE. All of the properties, business and operations of SMI and its subsidiaries are adequately insured consistent with businesses of the same or similar nature, and all such policies of insurance are described in Schedule 4.11, which schedule reflects the policies' numbers, identity of insurers, terms, amounts and coverage which exist as of the date of execution of this Agreement. All of such policies have been, are now and will be until the Closing in full force and effect with no premium arrearages. Copies of all such policies and any endorsements thereto have been or will be delivered to AKI prior to the Closing.

     4.12 INVENTORIES. All the inventory and supplies of SMI and its subsidiaries on hand as of the date of execution of this Agreement are, and as of the Effective Time will be, of a quality and quantity usual in the ordinary course of the business of SMI.

     4.13 COMPLIANCE WITH LAW. Except as set forth in Schedule 4.13:

          (a) SMI and its subsidiaries currently have no outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of the Business, it is in violation in any material respect of or not in substantial compliance with any federal, provincial or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

          (b) The conduct of the Business within the five-year period prior to the date hereof has not been in violation of any federal, provincial or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the enforcement of which would materially and adversely affect the condition (financial or otherwise), business or properties of SMI or its subsidiaries;

          (c) Neither SMI, its subsidiaries, nor any shareholder, officer, employee or agent of SMI or its subsidiaries has, directly or indirectly, within the five year period prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject SMI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which SMI or any subsidiary of SMI is a party; and

          (d) All outstanding securities issued by SMI (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding common shares of SMI are, and any common shares of SMI issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of SMI or any agreement to which SMI is a party or is bound.

     4.14 CAPITALIZATION. The authorized capital stock of SMI consists of an unlimited number of common shares, of which 11,870,270 shares are outstanding on the date hereof. Such issued and outstanding shares have been duly and validly authorized and are fully paid and nonassessable. There are no other shares of capital stock of SMI outstanding, authorized or reserved for issuance; there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of SMI, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require SMI to issue, sell or deliver any shares of capital stock of SMI. Attached as Schedule 4.14 is a list of the shareholders of SMI as of the date hereof, indicating the number of SMI common shares owned by them beneficially and of record.

     4.15 LABOR AND  EMPLOYMENT  MATTERS.  All references to SMI in this Section
4.15 shall be deemed to refer to both SMI and its subsidiaries.

          (a) GENERAL. Except as set forth in Schedule 4.15, there is no collective bargaining agreement, service or employment contract or other labor or employment agreement or scheme to which SMI is a party or by which SMI is bound; no profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan, contract, arrangement or scheme to which SMI is a party or by which SMI is bound; and no plan, contract, arrangement or scheme under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of SMI. Except as set forth in Schedule 4.15, all accrued material obligations of SMI (whether arising by operation of law, contract or past custom) for payments by SMI pursuant to any plan, contract, arrangement or scheme listed in Schedule 4.15 have been paid.

          (b) PERFORMANCE. Except as set forth in Schedule 4.15, neither SMI nor, to the best knowledge of SMI, any other party to any agreement, plan or contract set forth in Schedule 4.15, is in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder. SMI has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities, all amounts required to be withheld from employees of SMI, and SMI is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

          (c) LABOR DISPUTES. Except as set forth in Schedule 4.15, there is no pending unfair labor practice complaint (or the equivalent) against SMI before any federal, provincial, local or foreign agency; pending labor strike affecting SMI; grievance or unfair dismissal proceeding pending against SMI; pending representation question respecting the employees of SMI; pending arbitration proceeding arising out of or under any collective bargaining agreement to which SMI is a party; or any basis for which a material claim may be made against SMI under any service or employment contract, collective bargaining agreement or other labor scheme to which SMI is a party or by which it is bound.

          (d) GOVERNMENTAL BENEFIT OBLIGATIONS. Except as set forth in Schedule 4.15, all accrued material obligations of SMI (whether arising by operation of law, by contract or past custom) for payments by SMI to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security or similar benefits, health or welfare benefits or any other governmental benefits for employees of SMI with respect to employment of said employees have been paid.

     4.16 TAXES. All taxes and other governmental charges in respect of the properties, income, sales and payrolls of SMI and its subsidiaries have been duly paid or reserved. There are no pending questions with governmental agencies relating to, or claims or assessments for, taxes payable by SMI or its subsidiaries, and SMI and its subsidiaries have not given, and have not been requested to give, any waivers extending the statutory period of limitation applicable to any income tax return for any period; and proper and accurate amounts have been withheld by SMI and its subsidiaries from their employees for all periods in full and complete compliance with the tax withholding provisions of all applicable laws.

     4.17 ENVIRONMENTAL COMPLIANCE. All references to SMI in this Section 4.17 shall be deemed to refer to both SMI and its subsidiaries. There have been no uses, disposals, burials or releases of Hazardous Materials (as defined) on any premises used in the Business, either before or after SMI's occupancy of such premises, except in substantial compliance with applicable laws. For purposes of this Section 4.17, the term "Hazardous Materials" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" and similar terms under any applicable federal, provincial or local laws or regulations. The operations of SMI at SMI's premises have been in material compliance with all applicable federal, provincial or local environmental laws or regulations. SMI shall indemnify and hold harmless AKI and its successors and assigns from and against any and all claims, demands, damages, actions, penalties, liabilities, causes of action and government proceedings of any kind or nature whatsoever, arising out of or in any manner directly or indirectly connected with the presence prior to Closing of Hazardous Materials at such premises or the violation prior to Closing of any applicable federal, provincial or local environmental laws or regulations at such premises, including, but not limited to, any claims of indemnification or contribution under any federal, provincial or local laws or regulations.

     4.18 SUBSIDIARIES AND AFFILIATES. Except for the two subsidiaries of SMI named in Section 4.01 and except as set forth in Schedule 4.18, SMI does not have, directly or indirectly, an equity investment in any corporation, partnership, joint venture or other business entity which investment represents or upon conversion would represent more than ten percent (10%) of the voting power or interest in the profits of such entity.

     4.19 BANKING FACILITIES. Attached hereto as Schedule 4.19 is a true and complete list of each bank, savings and loan or similar financial institution in which SMI has an account or with which SMI has a credit facility.

     4.20 NO ASSETS OWNED BY AFFILIATES. There are no properties, tangible or intangible, owned by the shareholders of SMI, or owned by any affiliate or relative of such shareholders, which have been used in the normal day-to-day operations of the Business any time since November 1, 1998.

     4.21 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth in Schedule 4.21, SMI is not indebted to any officer, director, or shareholder of SMI in any amount whatsoever other than for salaries or services rendered since the start of SMI's current pay period and for reimbursable business expenses, nor is any such officer, director or shareholder indebted to SMI except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such obligor.

     4.22 RELATED PARTY TRANSACTIONS. All references to SMI in this Section 4.22 shall be deemed to refer to both SMI and its subsidiaries. Except as set forth in Schedules 4.21 and 4.22, no officer, director, or shareholder of SMI, nor any affiliate or relative of any such person, now has or within the last three (3) years has had, either directly or indirectly, a material interest in any contract, agreement or commitment to which SMI is or was a party, or under which SMI is or was obligated or bound, or to which any of SMI's properties may be or may have been subject, other than any contract, agreement or commitment between SMI and such persons in their capacities as employees, officers or directors of SMI.

     4.23 NO LEGAL BAR. SMI is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against SMI which questions the validity of this Agreement or any of the transactions contemplated hereby.

     4.24 FINDER'S FEES AND BROKERAGE FEES. Except as set forth in Schedule 4.24, SMI has not had any dealings with any person which would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby.

     4.25 REQUIRED CONSENTS. Except as set forth in Schedule 4.25 hereto (the "Required Consents"), no consent, waiver or other authorization of any third party (including, without limitation, any third party to a Real Property Lease, Equipment Lease, Contract, License, Permit or other instrument to which SMI or any subsidiary of SMI is a party or by which SMI or any subsidiary of SMI is bound) is required to the consummation of the transactions contemplated by this Agreement.

     4.26 OTHER INFORMATION. SMI has disclosed or will, prior to the Closing, disclose to AKI all information requested by AKI and known to SMI (after reasonable investigation and inquiry) to be material to the condition (financial or otherwise), business or properties of SMI and its subsidiaries. The information concerning SMI and its subsidiaries set forth in this Agreement, in the schedules hereto furnished by SMI, and in any other document, statement or certificate furnished or to be furnished to AKI pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by SMI is accurate in all material respects and SMI (after having made reasonable inquiry) is not aware of any other fact or matter which renders any such information materially misleading. Copies of all documents heretofore or hereafter delivered or made available to AKI were or will be complete and accurate copies of such documents on the date such copies are delivered.

     4.27 SMI UNAUDITED FINANCIAL STATEMENTS. SMI has delivered to AKI its unaudited consolidated financial statements for the year ended October 31, 1998 and the ten months ended August 31, 1999, and such financial statements are true and correct and fully represent the financial condition of SMI at such dates and the results of operations, shareholders equity and cash flows of SMI for the periods covered. SMI has also delivered to AKI its unaudited consolidated financial statements for the nine months ended October 31, 1997 and the three months ended January 31, 1998, and such financial statements are true and correct and fully represent the financial condition of SMI at such dates and the results of operations, shareholders equity and cash flows of SMI for the periods covered, and comply with Canadian generally accepted accounting principles consistently applied throughout the periods covered.

     4.28 REGULATORY INVESTIGATIONS. To SMI's knowledge, there are no investigations or inquiries pending against SMI or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

     4.29 CORPORATE RECORDS. All of the minute books and corporate and financial records of SMI are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

     4.30 REPRESENTATIONS. All representations and warranties of SMI are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of SMI which is disclosed in any of the schedules hereto furnished by SMI shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of SMI in this Agreement.

                                  ARTICLE FIVE

                             REPRESENTATIONS OF AKI

     AKI represents and warrants to SMI as follows:

     5.01 ORGANIZATION, STANDING AND POWER. AKI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by AKI on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

     5.02 DUE AUTHORIZATION. This Agreement and each other agreement contemplated hereby to be executed in connection herewith by AKI or have been (or upon execution will have been) duly executed and delivered by AKI and constitute (or upon execution will constitute) legal, valid and binding obligations of AKI enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights.

     5.03 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution and delivery of this Agreement by AKI and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which AKI is a party or by which it or its properties are bound.

     5.04 STATUS OF COMMON STOCK. Upon consummation of the transactions contemplated by this Agreement, the AKI Shares to be issued to the SMI Shareholders, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and free of any and all liens, claims or encumbrances, but subject to the terms of the Escrow Agreement.

     5.05 NO BANKRUPTCY. Neither AKI nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

     5.06 ABSENCE OF CERTAIN CHANGES. Since August 31, 1999, there has not been any material adverse change in the financial condition, assets or liabilities of AKI, and AKI has not:

          (a) Engaged in any material transaction outside the ordinary course of business;

          (b) Made any capital expenditures other than in the ordinary course of business;

          (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

          (d) Made any material change in any method of accounting or accounting practice;

          (e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

          (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

          (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

          (h) Issued or sold any shares of common stock or any other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock, except that AKI has agreed to issue a total of 2,000,000 shares of common stock pursuant to individual consulting agreements with Louis Shefsky, Pascale Cassidy, Sam Lighter and Howard Borden (the "Consulting Agreements");

          (i) Agreed, whether in writing or otherwise, to do any of the foregoing;

          (j) Suffered any labor trouble or any controversies with any of its employees; or

          (k) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business or properties of AKI.

     5.07 CONTRACTS AND COMMITMENTS. All agreements which materially affect AKI, to which AKI is a party or by which AKI or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by AKI with the Commission under the Securities Exchange Act of 1934 (collectively, the "Contracts"). AKI is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder.

     5.08 LITIGATION.

          (a) There is no action, suit or proceeding to which AKI is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a materially adverse impact upon the operation by AKI of its business or on AKI's ability to consummate the transactions contemplated herein, and AKI has no knowledge that any such action, suit or proceeding has been threatened against AKI;

          (b) AKI has not been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with its business; and

          (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency or any arbitrator or arbitral body, enjoining or requiring AKI to take any action of any kind with respect to its business, properties or assets.

     5.09 COMPLIANCE WITH LAW.

          (a) AKI currently has no outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of AKI's business, it is in violation in any material respect of or not in substantial compliance with any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

          (b) The conduct of AKI's business within the five-year period prior to the date hereof has not been in violation of any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the enforcement of which would materially and adversely affect the condition (financial or otherwise), business or properties of AKI;

          (c) Neither AKI nor any shareholder, officer, employee or agent of AKI has, directly or indirectly, within the five year period prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject AKI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which AKI is a party; and

          (d) All outstanding securities issued by AKI (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding shares of AKI common stock are, and any shares of AKI common stock issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of AKI or any agreement to which AKI is a party or is bound.

     5.10 CAPITALIZATION. The authorized capital stock of AKI consists of 25,000,000 shares of common stock, of which 4,000,000 shares are outstanding on the date hereof. Such issued and outstanding shares have been duly and validly authorized and are fully paid and nonassessable. Other than 2,000,000 shares of common stock which are reserved for issuance by AKI under the Consulting Agreements, there are no other shares of capital stock of AKI outstanding, authorized or reserved for issuance, there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of AKI, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require AKI to issue, sell or deliver any shares of capital stock of AKI. Attached as Schedule 5.10 is a list of the stockholders of AKI indicating the number of AKI common shares owned of record by them as of a recent date.

     5.11 TAXES. All tax returns required to be filed with respect to AKI have been duly filed and all taxes and other governmental charges as reflected on such tax returns as being due and owing in respect of the properties, income, sales and payrolls of AKI have been duly paid. There are no pending questions with governmental agencies relating to, or claims or assessments for, taxes payable by AKI, and AKI has not given, and has not been requested to give, any waivers extending the statutory period of limitation applicable to any income tax return for any period; and proper and accurate amounts have been withheld by AKI from its employees for all periods in full and complete compliance with the tax withholding provisions of all applicable laws.

     5.12 ENVIRONMENTAL COMPLIANCE. There have been no uses, disposals, burials or releases of Hazardous Materials (as defined) on any premises used in AKI's business, either before or after AKI's occupancy of such premises, except in substantial compliance with applicable laws. For purposes of this Section 5.12, the term "Hazardous Materials" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" and similar terms under any applicable federal, state or local laws or regulations. The operations of AKI at AKI's premises have been in material compliance with all applicable federal, state or local environmental laws or regulations. AKI shall indemnify and hold harmless SMI and its successors and assigns from and against any and all claims, demands, damages, actions, penalties, liabilities, causes of action and government proceedings of any kind or nature whatsoever, arising out of or in any manner directly or indirectly connected with the presence prior to Closing of Hazardous Materials at such premises or the violation prior to Closing of any applicable federal, state or local environmental laws or regulations at such premises, including, but not limited to, any claims of indemnification or contribution under any federal, state or local laws or regulations.

     5.13 SUBSIDIARIES AND AFFILIATES. AKI has no direct or indirect equity investment in any corporation, partnership, joint venture or other business entity.

     5.14 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS. Except as described in AKI's annual report on Form 10-KSB for the fiscal year ended August 31, 1999 (the "AKI Annual Report") and Schedule 5.14, AKI is not indebted to any officer, director, or stockholder of AKI in any amount whatsoever other than for salaries or services rendered since the start of AKI's current pay period and for reimbursable business expenses, nor is any such officer, director or stockholder indebted to AKI except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such obligor.

     5.15 NO LEGAL BAR. AKI is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against AKI which questions the validity of this Agreement or any of the transactions contemplated hereby.

     5.16 FINDER'S FEES AND BROKERAGE FEES. AKI has not had any dealings with any person which would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby.

     5.17 OTHER INFORMATION. AKI has disclosed or will, prior to the Closing, disclose to SMI all information requested by SMI and known to AKI (after reasonable investigation and inquiry) to be material to the condition (financial or otherwise), business or properties of AKI. The information concerning AKI set forth in this Agreement, in the AKI Annual Report (including the audited financial statements contained therein (the "AKI Financial Statements")), in any schedules hereto furnished by AKI, and in any other document, statement or certificate furnished or to be furnished to AKI pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by AKI is accurate in all material respects and AKI (after having made reasonable inquiry) is not aware of any other fact or matter which renders any such information materially misleading. Copies of all documents heretofore or hereafter delivered or made available to AMI were or will be complete and accurate copies of such documents on the date such copies are delivered.

     5.18 AKI FINANCIAL STATEMENTS. The AKI Financial Statements fully represent the financial condition of AKI at August 31, 1999 and the results of operations, shareholders equity and cash flows of AKI for the periods covered. The AKI Financial Statements comply with generally accepted accounting principles consistently applied throughout the periods covered.

     5.19 QUALIFICATION TO USE FORM S-8 FOR CONSULTANT SHARES. AKI qualifies to use Form S-8 to register under the Securities Act of 1933 the 2,000,000 shares of AKI common stock which AKI has agreed to issue pursuant to the Consulting Agreements (the "Consultant Shares"). The Consultant Shares, when issued under an effective Form S-8 registration statement after delivery by AKI of the required Form S-8 prospectus, will be unrestricted securities, will not be required to bear a legend under applicable securities laws, and will have been validly issued as fully paid and non-assessable shares of AKI.

     5.20 REPORTING COMPANY. AKI is a reporting company registered under Section 12(g) of the Securities Exchange Act of 1934 and is in compliance with all laws, rules and regulations applicable to reporting companies generally.

     5.21 SECURITIES FILINGS. AKI is current with respect to all required filings with state and federal securities regulatory authorities and the contents of all such filings are complete and accurate in all material respects.

     5.22 OTC BULLETIN BOARD. AKI's common stock is posted for trading on the OTC Bulletin Board under the symbol "AVKN."

     5.23 STOP TRADE ORDERS. There are no pending, and there have never been any, stop trade orders issued against AKI or any of its directors or officers or those of any affiliates of AKI by any securities regulatory authority whether in the United States or in any other jurisdiction.

     5.24 REGULATORY INVESTIGATIONS. To AKI's knowledge, there are no investigations or inquiries pending against AKI or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

     5.25 CORPORATE RECORDS. All of the minute books and corporate and financial records of AKI are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

     5.26 REPRESENTATIONS. All representations and warranties of AKI are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of AKI which is disclosed in any of the schedules hereto furnished by AKI shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of AKI in this Agreement.

     5.27 GOVERNMENT APPROVALS. Other than (i) the pre-Closing filing and delivery to stockholders of the Stockholder Notice described in Section 8.17 and
(ii) the post-Closing filing of securities exemption notice filings required in the State of California and the Province of Ontario, no governmental notices, filings, approvals or consents are required in order for AKI to complete the transactions contemplated by this Agreement.

     5.28 REQUIRED CONSENTS. No consent, waiver or other authorization of any third party (including, without limitation, any third party to a real property lease, equipment lease, contract, license, permit or other instrument to which AKI is a party or by which AKI is bound) is required to the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE SIX

                         COVENANTS AND AGREEMENTS OF SMI

     All references to SMI in this Article shall be deemed to refer to both SMI and its subsidiaries, except where the context requires otherwise. SMI hereby covenants and agrees, between the date hereof and the Closing (and, with respect to Sections 6.06, 6.10, and 6.15 through 6.19, also after the Closing), as follows:

     6.01 CONDUCT OF BUSINESS. SMI shall conduct the operations of its Business only in the ordinary course and in a manner consistent with a maximization of the value of the Business. SMI shall use reasonable efforts to preserve the goodwill of its customers and others with whom it has business relations. Except as otherwise contemplated by this Agreement or consented to by AKI in writing, between the date of this Agreement and the Closing, SMI shall not:

          (a) Engage in any material transaction outside the ordinary course of business;

          (b) Make any capital expenditures other than in the ordinary course of business;

          (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

          (d)  Enter  into  any  material  new   indebtedness,   or  cancel  any
indebtedness due it except upon full payment thereof;

          (e) Make any payment of dividends or other unusual distribution of cash or assets to shareholders or employees, including repayment of outstanding indebtedness;

          (f) Make any material change in any method of accounting or accounting practice;

          (g) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

          (h) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, provincial or federal taxes;

          (i) Issue or sell any common shares or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

          (j) Take any other action which would render any representation or warranty of SMI herein inaccurate as of the date such action is taken; or

          (k) Agree, whether in writing or otherwise, to do any of the foregoing.

     6.02 FULFILLMENT OF CONDITIONS AND COVENANTS. SMI shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to it as set forth in this Agreement and shall promptly do all acts and take all such steps as it deems necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

     6.03 STATUS OF ASSETS. SMI's title to its assets shall be maintained and preserved at all times from the date hereof until completion of the Closing in material accordance with the representations and warranties of SMI set forth in Article Four hereof.

     6.04 ACCESS TO INFORMATION. Upon reasonable notice from AKI, SMI shall deliver to the representatives of AKI, or grant such representatives access during normal business hours to, the books, records and financial statements of SMI to make such reviews, examinations and investigations thereof as AKI deems necessary.

     6.05 FINANCIAL RECORDS AND UNAUDITED FINANCIAL STATEMENTS. SMI shall accurately maintain its books and records and promptly advise AKI in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or Business of SMI.

     6.06 AUDITED FINANCIAL STATEMENTS. SMI agrees that it shall use its best efforts to complete, at its own cost, as soon as practicable following the date of this Agreement, an audit of the financial statements of SMI in conformance with the requirements of Form 8-K (items 2 and 7) and other applicable rules and regulations of the Commission. Such audit shall, in any event, be completed in time for AKI to timely file the audited financial statements of SMI, together with all required pro forma financial statements, with the Commission on Form 8-K, i.e., within 75 days after the Effective Time.

     6.07 CONSENTS. Between the date hereof and the Closing, SMI shall, at its cost, obtain from third parties any Required Consents in writing; provided, however, that the terms and conditions of any agreements as to which such consents are obtained shall not be less favorable following the Acquisition than those terms and conditions to which SMI is currently subject.

     6.08 TRANSFER OF LICENSES, PERMITS AND AUTHORIZATIONS. Between the date hereof and the Closing, SMI shall, if required by applicable law or regulations, at its cost, obtain new Licenses and Permits or transfers of existing Licenses and Permits and any governmental or other consents or authorizations required for the consummation of the Acquisition and the conduct of SMI's Business following the Closing; provided, however, that the terms and conditions of such new or transferred Licenses and Permits shall not be less favorable than those terms and conditions to which SMI is currently subject.

     6.09 EMPLOYEES. Between the date hereof and the Closing, SMI shall use its best efforts to ensure that all of the key employees of SMI shall remain as employees of SMI (subject to Section 14.05 below).

     6.10 AGREEMENT WITH RESPECT TO OTHER REGULATORY FILINGS. SMI agrees that it shall cooperate with AKI in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

     6.11 SOLICITATION OF INQUIRIES. From the date hereof to the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to Article Ten hereof (which period shall be referred to herein as the "No-Shop Period"), neither SMI nor its directors, employees, agents or representatives shall, without the prior written consent of AKI, solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, purchase or sale of assets, exchange of securities or similar transaction involving SMI, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning SMI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving SMI.

     6.12 PURCHASE AND SALE AGREEMENTS. SMI shall distribute to each of the SMI Shareholders a Purchase and Sale Agreement in substantially the form attached as Exhibit B (the "Purchase and Sale Agreement") to be signed by them and returned to SMI for delivery to AKI at the Closing. SMI shall also distribute to each of the SMI Shareholders for informational purposes (i) a copy of the AKI Annual Report, (ii) a copy of this Agreement and (iii) a copy of the Escrow Agreement.

     6.13 PUBLIC ANNOUNCEMENTS. Except as required by any applicable law, rule or regulation, prior to the Closing SMI shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of AKI.

     6.14 RESIGNATIONS OF NEW AKI DIRECTORS AND OFFICERS. SMI shall deliver to the Escrow Agent at the Closing the conditional written resignations of each of the New AKI Directors and New AKI Officers.

     6.15 APPOINTMENT OF SUCCESSOR DIRECTORS. The persons to be appointed as the New AKI Directors at the Effective Time shall adopt the Successor Director Resolutions and shall deliver an original signed copy of such resolutions to the Escrow Agent in connection with the Closing as provided in Section 3.02(a)(v).

     6.16 PAYMENT OF LEGAL FEES. SMI agrees to pay to Miller & Holguin, at the time of the Closing, one-half of its total legal fees and costs for all services rendered as counsel to AKI in connection with the transactions contemplated by this Agreement.

     6.17 INSTRUCTION LETTER TO TRANSFER AGENT. SMI agrees to deliver to AKI's stock transfer agent, in connection with the Closing, an irrevocable letter of instructions in substantially the form attached hereto as Exhibit C.

     6.18 CONDUCT OF BUSINESS PRIOR TO CLOSE OF ESCROW. SMI covenants and agrees, at all times after the Effective Date while any of the Escrowed Items continue to be held in escrow under the terms of the Escrow Agreement, as follows:

          (a) SMI and its subsidiaries will operate their businesses separate and apart from AKI;

          (b) SMI and its subsidiaries will not transfer or assign to AKI, directly or indirectly, by any means whatsoever, any of SMI's liabilities, debts, expenses, losses, judgments, claims, damages or other obligations and will not cause AKI to incur any liabilities, debts, expenses, losses, judgments, claims, damages or other obligations on behalf or for the benefit of SMI or its subsidiaries; and

          (c) SMI and its subsidiaries will pay in a timely manner all legal, accounting and other costs and expenses of AKI incurred in connection with the Private Placement and incurred for any other purpose, including, but not limited to, costs and expenses of effecting a change of AKI's corporate name, preparing and filing reports and statements under the Securities Exchange Act of 1934, and satisfying all other applicable laws and regulations.

     6.19 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. Upon the occurrence of any rescission of the Acquisition under the terms of this Agreement and the Escrow Agreement, SMI hereby assumes and agrees to pay and satisfy in a timely manner any and all liabilities, debts, expenses, losses, judgments, claims, damages and other obligations of AKI which may be in existence at that time.


                                  ARTICLE SEVEN

                         COVENANTS AND AGREEMENTS OF AKI

     AKI hereby covenants and agrees, between the date hereof and the date of Closing (and, with respect to Section 7.08, also after the Closing), as follows:

     7.01 FULFILLMENT OF CONDITIONS AND COVENANTS. AKI shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements and conditions applicable to it as set forth in this Agreement, and AKI shall promptly do all acts and take all such measures as may be necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

     7.02 ACCESS TO INFORMATION. Upon reasonable notice from SMI, AKI shall deliver to the representatives of SMI, or grant such representatives access during normal business hours to, the books, records and financial statements of AKI to make such reviews, examinations and investigations thereof as SMI deems necessary.

     7.03 COMPLIANCE WITH APPLICABLE SECURITIES LAWS. AKI agrees to use its best efforts to comply with all applicable securities laws in connection with the offer and sale of the AKI Shares to the SMI Shareholders and will pay all expenses incident thereto.

     7.04 RESIGNATIONS OF EXISTING DIRECTORS AND OFFICERS. The board of directors of AKI shall obtain written resignations of each of the existing directors and officers of AKI, to become effective at the Effective Time, and shall deliver them to SMI at the Closing.

     7.05 APPOINTMENT OF NEW DIRECTORS AND OFFICERS. The board of directors of AKI shall adopt the New Director Resolutions (as defined in Section 3.04) and the New Officer Resolutions (as defined in Section 3.05) and shall deliver certified copies of such resolutions to SMI at the Closing.

     7.06 CONDUCT OF BUSINESS. AKI shall conduct the operations of its business only in the ordinary course. Except as otherwise contemplated by this Agreement or consented to by SMI in writing, between the date of this Agreement and the Closing, AKI shall not:

          (a) Engage in any material transaction outside the ordinary course of business;

          (b) Make any capital expenditures other than in the ordinary course of business;

          (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

          (d)  Enter  into  any  material  new   indebtedness,   or  cancel  any
indebtedness due it except upon full payment thereof;

          (e) Make any payment of dividends or other unusual distribution of cash or assets to stockholders or employees, including repayment of outstanding indebtedness;

          (f) Make any material change in any method of accounting or accounting practice;

          (g) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

          (h) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, state or federal taxes;

          (i) Issue or sell any shares of common stock or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

          (j) Take any other action which would render any representation or warranty of AKI herein inaccurate as of the date such action is taken; or

          (k) Agree, whether in writing or otherwise, to do any of the foregoing.

     7.07 FINANCIAL RECORDS. AKI shall accurately maintain its books and records and promptly advise SMI in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities or business of AKI.

     7.08 AGREEMENT WITH RESPECT TO OTHER REGULATORY FILINGS. AKI agrees that it shall cooperate with SMI in the preparation of any document or other material which may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

     7.09 SOLICITATION OF INQUIRIES. Unless otherwise permitted by this Agreement, during the No-Shop Period (as defined in Section 6.11) neither AKI nor its directors, employees, agents or representatives shall, without the prior written consent of SMI, solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, arrangement, purchase or sale of assets, exchange of securities or similar transaction involving AKI, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning AKI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving AKI.

     7.10 PUBLIC ANNOUNCEMENTS. Except as required by any applicable law, rule or regulation, prior to the Closing AKI shall not issue nor permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of SMI.

     7.11 REPRESENTATION LETTER. AKI shall deliver to SMI at the Closing a representation letter signed by Buddy Young in substantially the form attached hereto as Exhibit D (the "Representation Letter").


                                  ARTICLE EIGHT

                      CONDITIONS PRECEDENT IN FAVOR OF SMI

     The obligations of SMI contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out hereinbelow. If any such condition is not satisfied, SMI shall have the right, at its sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that SMI elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of AKI to SMI with respect to such condition.

     8.01 ACCURACY OF AND CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. The representations and warranties of AKI contained herein and in all documents to be delivered pursuant hereto shall be true and correct in all material respects as of the Closing, as if made at such time, and SMI shall have received from AKI a certificate, dated as of the Closing and signed by an executive officer of AKI, certifying that all such representations and warranties of AKI remain true and correct as of the Closing.

     8.02 COMPLIANCE WITH COVENANTS. AKI shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by AKI.

     8.03 ACTION/PROCEEDING. No court shall have issued an order effective against a party to restrain or prohibit the transactions herein contemplated.

     8.04 CONSENTS. SMI shall have obtained all Required Consents from the parties from whom consent is required, as listed on Schedule 4.25 hereto, and from any other third party (including any federal, provincial or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and SMI shall have obtained documentation or other evidence confirming same.

     8.05 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for SMI may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

     8.06 OPINION OF COUNSEL FOR AKI. SMI shall have received an opinion of Miller & Holguin, counsel to AKI, dated as of the Closing, which is addressed to SMI and the SMI Shareholders and is satisfactory in form and substance to SMI and its counsel, to the effect that:

          (a) AKI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (b) AKI is qualified to do business in the State of California;

          (c) AKI has corporate power and authority to enter into this Agreement, the Escrow Agreement, the Purchase and Sale Agreements and the Asset Sale Agreement and to perform its obligations thereunder, and AKI has corporate power and authority to own its properties and assets and to conduct its present business;

          (d) The execution, delivery and performance of the agreements to be delivered pursuant hereto by AKI have been duly authorized and approved by AKI and constitute the valid and binding obligations of AKI duly enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and will not contravene constating documents, by-laws, contracts or instruments by which AKI or its assets are bound or to which they are subject;

          (e) The AKI Shares to be issued and  delivered at the Closing are duly
authorized,   validly  issued,  fully  paid  and  nonassessable,   and  free  of
pre-emptive rights;

          (f) The offer and sale of the AKI Shares to be issued and delivered at the Closing does not require registration, qualification or delivery of a prospectus under the Securities Act of 1933 or any state securities laws;

          (g) Other than (i) the pre-Closing filing and delivery to stockholders of the Stockholder Notice described in Section 8.17 and (ii) the post-Closing filing of securities exemption notice filings required in the State of California and the Province of Ontario, no governmental notices, filings, approvals or consents are required in order for AKI to complete the transactions contemplated by this Agreement;

          (h) To counsel's knowledge, without investigation, AKI is not a party to any litigation or the subject of any judgment or actual or threatened claim;

          (i) To counsel's knowledge, without investigation, AKI has not been the subject of any investigation, stop order or legal action by the Commission or any state securities authorities having jurisdiction;

          (j)  The   transactions   contemplated  by  this  Agreement  will  not
contravene any applicable law, rule or regulation to which AKI is subject;

          (k) To counsel's knowledge, based solely on a recently dated search report in respect of registrations under the California Uniform Commercial Code ("UCC") made against AKI, provided by a professional search service (the "California Report"), AKI is not referenced as a debtor in the California
Report, other than in respect of those filings described in the California Report; and

          (l) The Consultant Shares, when issued under an effective Form S -8 registration statement after delivery by AKI of the required Form S-8 prospectus, will not be "restricted securities" as defined by Rule 144 under the Securities Act of 1933, will not be required to bear a legend under applicable U.S. securities laws, and will have been validly issued as fully paid and non-assessable shares of AKI.

     In rendering its opinion, counsel for AKI may rely upon certificates of officers of AKI and certificates of governmental authorities as to factual matters.

     8.07 DELIVERY OF RESOLUTIONS. The board of directors of AKI shall have adopted the New Director Resolutions (as defined in Section 3.04) and the New Officer Resolutions (as defined in Section 3.05) and shall have delivered certified copies of such resolutions to SMI at the Closing.

     8.08 DELIVERY OF AKI SHARES. Pursuant to the terms of the Escrow Agreement, AKI shall have delivered to the Escrow Agent at the Closing the certificates representing the AKI Shares (which may be done concurrently with the delivery by SMI to the Escrow Agent of the certificates representing the SMI Shares and related stock powers or other transfer documentation as provided in Section 9.13 hereof).

     8.09 ASSET SALE AGREEMENT. AKI shall have entered into an Asset Sale Agreement in substantially the form attached hereto as Exhibit E providing for the transfer by AKI to Mr. Young or an entity owned or controlled by him (the "Buyer") immediately after the Effective Time of the Acquisition of all of the assets and liabilities held by AKI immediately prior to the Effective Time of the Acquisition, and AKI and the Buyer shall have taken all appropriate steps to be ready to complete such transfer of assets and liabilities.

     8.10 PURCHASE AND SALE AGREEMENTS. SMI shall have received properly executed Purchase and Sale Agreements from all of the SMI Shareholders for delivery to AKI at the Closing.

     8.11 OTHER INFORMATION. SMI shall have received such other certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

     8.12 ADVERSE CHANGE. AKI shall not have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement.

     8.13 CORPORATE AUTHORIZATION. AKI shall have delivered to SMI certified copies of all appropriate resolutions of AKI's board of directors authorizing the transactions contemplated by this Agreement.

     8.14 CERTIFICATE OF STATUS. AKI shall have delivered to SMI a certificate of good standing and a tax clearance certificate from the Delaware Secretary of State with respect to AKI dated not more than ten (10) days prior to the Closing.

     8.15 INCUMBENCY CERTIFICATE. AKI shall have delivered to SMI a certificate of incumbency with respect to those persons who are the directors and officers of AKI at the time of the Closing.

     8.16 UCC SEARCH REPORT. AKI shall have delivered to SMI a copy of the California Report made as of a recent date.

     8.17 STOCKHOLDER NOTICE. At least ten days prior to the Closing, AKI shall have filed with the Commission and sent to AKI's stockholders the notice which is required by Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 promulgated thereunder (the "Stockholder Notice") with respect to the anticipated change in control of AKI's board of directors at the Effective Time.

     8.18 DELIVERY OF ALL ESCROW ITEMS. AKI shall have delivered to the Escrow Agent all items which AKI is required to deliver in connection with the Closing under the Escrow Agreement.

                                  ARTICLE NINE

                      CONDITIONS PRECEDENT IN FAVOR OF AKI

     The obligations of AKI contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out hereinbelow. If any such condition is not satisfied, AKI shall have the right, at its sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that AKI elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of SMI to AKI with respect to such condition.

     9.01 ACCURACY OF AND CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES. The representations and warranties of SMI contained herein and in all documents to be delivered pursuant hereto shall be true and correct in all material respects as of the Closing, as if made at such time, and AKI shall have received from SMI a certificate, dated as of the Closing and signed by an authorized officer of SMI, certifying that all such representations and warranties of SMI remain true and correct as of the Closing.

     9.02 COMPLIANCE WITH COVENANTS. SMI shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by SMI.

     9.03 ACTION/PROCEEDING. No court shall have issued an order effective against a party to restrain or prohibit the transactions herein contemplated.

     9.04 CONSENTS. SMI shall have obtained all Required Consents from the parties from whom consent is required, as listed on Schedule 4.25 hereto, and from any other third party (including any federal, provincial or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and AKI shall have obtained from SMI documentation or other evidence confirming same.

     9.05 COMPLIANCE WITH LAW. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for AKI may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

     9.06 PURCHASE AND SALE AGREEMENTS. SMI shall have delivered to AKI a properly executed Purchase and Sale Agreement from each of the SMI Shareholders.

     9.07 OPINION OF COUNSEL FOR SMI. AKI shall have received an opinion from Chitiz Pundit Pathak & Sokoloff, counsel to SMI, which is dated as of the Closing and is satisfactory in form and substance to AKI and its counsel, to the effect that:

          (a) SMI and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the Province of Ontario;

          (b) SMI and each of its subsidiaries are qualified to do business in the Province of Ontario;

          (c) SMI has corporate power and authority to enter into this Agreement, the Escrow Agreement and the Asset Sale Agreement and to perform its obligations thereunder, and SMI and its subsidiaries have corporate power and authority to own their respective properties and assets and to conduct their present businesses;

          (d) The execution, delivery and performance of the agreements to be delivered pursuant hereto by SMI have been duly authorized and approved by SMI and constitute the valid and binding obligations of SMI duly enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and will not contravene constating documents, by-laws, contracts or instruments by which SMI, its subsidiaries, or the assets of SMI or its subsidiaries are bound or to which they are subject;

          (e) The SMI Shares to be delivered at the Closing are duly authorized, validly issued, fully paid and nonassessable, and free of pre-emptive rights;

          (f) The sale to AKI of the SMI Shares at the Closing is exempt from all applicable provincial takeover statutes, rules and regulations;

          (g) No governmental notices, filings, approvals or consents are required in order for SMI to complete the transactions contemplated by this Agreement;

          (h) To counsel's knowledge, without investigation, SMI is not a party to any litigation or the subject of any judgment or actual or threatened claim except as disclosed in the Agreement or the schedules thereto;

          (i) To counsel's knowledge, without investigation, SMI has not been the subject of any investigation, stop order or legal action by any securities authorities having jurisdiction; and

          (j)  The   transactions   contemplated  by  this  Agreement  will  not
contravene any applicable law, rule or regulation to which SMI is subject; and

          (k) To counsel's knowledge, based solely on a recently dated search report in respect of registrations under the Personal Property Act (Ontario) made against SMI, provided by a professional search service (the "Ontario PPSA Report"), SMI is not referenced as a debtor in the Ontario PPSA Report, other than in respect of those filings described in the Ontario PPSA Report.

          In rendering its opinion, counsel for SMI may rely upon certificates of officers of SMI and certificates of governmental authorities as to factual matters.

     9.08 SECURITIES LAW COMPLIANCE. All applicable securities laws have been satisfied in connection with the offer and sale of the AKI Shares.

     9.09 OTHER INFORMATION. AKI shall have received such other certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

     9.10 ADVERSE CHANGE. No material adverse change in the results of operations or the financial condition of SMI which materially impairs SMI's ability to conduct its Business shall have occurred other than for changes which occur from the fact that SMI has entered into this Agreement with AKI, and SMI shall not have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement, which change, loss or damage materially affects or impairs the ability of SMI to conduct its Business. Without limitation of the foregoing, there shall not have occurred any destruction of or damage or loss to all or any part of the assets of SMI from any cause whatsoever, including, but not limited to, fire, flood, accident, acts of God, earthquake, insurrection, riot or any other cause commonly referred to as FORCE MAJEURE, which destruction, damage or loss shall not have been fully repaired to AKI's satisfaction.

     9.11 CORPORATE AUTHORIZATION. SMI shall have delivered to AKI certified copies of all appropriate resolutions of SMI's board of directors authorizing the transactions contemplated by this Agreement.

     9.12 CERTIFICATE OF STATUS. SMI shall have delivered to AKI a certificate of status from the Ministry of Consumer Commercial Relations of Ontario with respect to SMI and each of its subsidiaries dated not more than ten (10) days prior to the Closing.

     9.13 TRANSFER AND DELIVERY OF SMI SHARES. Pursuant to the terms of the Escrow Agreement, SMI shall have delivered to the Escrow Agent at the Closing the certificates representing the SMI Shares, together with stock powers or other transfer documentation pursuant to which the SMI Shareholders have transferred ownership of their respective SMI Shares to AKI (which may be done concurrently with the delivery by AKI to the Escrow Agent of the certificates representing the AKI Shares as provided in Section 8.08 hereof).

     9.14 ASSET SALE AGREEMENT. AKI shall have entered into an Asset Sale Agreement in substantially the form attached hereto as Exhibit E providing for the transfer by AKI to Mr. Young or an entity owned or controlled by him (the "Buyer") immediately after the Effective Time of the Acquisition of all of the assets and liabilities held by AKI immediately prior to the Effective Time of the Acquisition, and AKI and the Buyer shall have taken all appropriate steps to be ready to complete such transfer of assets and liabilities.

     9.15 INCUMBENCY CERTIFICATE. SMI shall have delivered to AKI a certificate of incumbency with respect to those persons who are the directors and officers of SMI at the time of the Closing.

     9.16 STOCKHOLDER NOTICE. At least ten days prior to the Closing, AKI shall have filed with the Commission and sent to AKI's stockholders the Stockholder Notice described in Section 8.17.

     9.17 DELIVERY OF ALL ESCROW ITEMS. SMI shall have delivered to the Escrow Agent all items which SMI is required to deliver in connection with the Closing under the Escrow Agreement.

     9.18 PPSA SEARCH REPORT. SMI shall have delivered to AKI a copy of the Ontario PPSA Report made as of a recent date.

                                  ARTICLE TEN

                 TERMINATION AND ABANDONMENT OF THE ACQUISITION

     10.01 TERMINATION. This Agreement may be terminated and the Acquisition abandoned (notwithstanding any shareholder approval of the Acquisition) prior to the Effective Time:

          (a) by mutual written consent of AKI and SMI at any time;

          (b) by SMI at any time after February 29, 2000, provided that SMI is not in material breach of any covenant, agreement, representation or warranty made by it in this Agreement;

          (c) by AKI at any time after February 29, 2000, provided that AKI is not in material breach of any covenant, agreement, representation or warranty made by it in this Agreement;

          (d) by AKI or SMI at any time if an order is entered by any court or governmental agency having jurisdiction enjoining AKI or SMI, respectively, from consummating any of the transactions contemplated by this Agreement and such order shall not have been vacated, reversed or withdrawn on or before the thirtieth (30th) day after the date on which such order was first issued; or

          (e) by AKI or SMI if (i) any representation or warranty of the other hereunder shall not have been true and correct as of the time at which made, or
(ii) any conditions precedent to the obligations of such party as set forth in Article Eight or Nine are not satisfied in a timely fashion, or (iii) default shall be made by the other hereunder in the due and timely observance or performance of any of its covenants and agreements herein contained, in either event only if such representation or warranty cannot be made true and correct or such default cannot be cured on or prior to the fifteenth (15th) day after the non-defaulting or breaching party notifies the other in writing of such default or breach, specifying the nature thereof.

     10.02  NOTICE OF  TERMINATION.  The power of  termination  provided  for by
Section 10.01 hereof may be exercised only by a notice given in writing and signed on behalf of AKI by Buddy Young and on behalf of SMI by Brian Rattenbury.

     10.03 EFFECT OF TERMINATION. In the event of termination and abandonment pursuant to this Article Ten, this Agreement shall become void and have no effect, without any liability on the part of any of the parties, except as otherwise provided in Articles Eleven and Twelve hereof. Any announcement of the termination of this Agreement and the abandonment of the Acquisition shall be made by means of a press release issued jointly by AKI and SMI unless otherwise required to be made by AKI pursuant to the federal or state securities laws.

                                 ARTICLE ELEVEN

                                 INDEMNIFICATION

     11.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party hereto shall survive the Closing and shall not be affected by any investigation made by or on behalf of AKI or SMI, as the case may be. The representations and warranties set forth in this Agreement shall expire with, and be terminated and extinguished upon, the expiration of the applicable statute of limitations with respect to the matters referenced therein. After the applicable expiration with respect to any particular representation or warranty, neither AKI nor SMI shall be under any liability whatsoever with respect to any such representation or warranty. All covenants and agreements of the parties contained herein shall survive the Closing Date and shall continue for the period required to fulfill the applicable covenant or agreement.

     11.02 INDEMNIFICATION. The parties shall indemnify each other as follows:

          (a) SMI'S INDEMNITY. SMI hereby agrees to indemnify, defend and hold harmless AKI and its stockholders, directors, officers and agents from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorneys' fees) of every kind, nature and description, whether known or unknown, absolute or contingent, joint or several ("Loss"), arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by SMI contained in this Agreement or any exhibit or schedule hereto, (ii) the conduct of SMI's Business prior to the Effective Time, or (iii) the conduct of SMI's business after the Effective Time and prior to any rescission of the Acquisition.

          (b) AKI'S INDEMNITY. AKI hereby agrees to indemnify, defend and hold harmless SMI, the SMI Shareholders and SMI's directors, officers and agents from and against any Loss arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by AKI contained in this Agreement or any exhibit or schedule hereto, or (ii) the conduct of AKI's business prior to the Effective Time.

     11.03 INDEMNIFICATION NOTICE.

          (a) THIRD PARTY CLAIM. In the event that SMI, AKI or any other party entitled to indemnification under Section 11.02 hereof shall choose to assert a claim for Loss or potential Loss based upon a claim by a third party ("Third Party Claim"), the party seeking indemnification ("Indemnified Party") shall notify the party against which indemnification is sought ("Indemnifying Party") in writing of such claim, promptly following the occurrence of the event giving rise thereto, certifying that such a claim has been asserted and the basis therefor which shall be set forth in reasonable detail ("Notification").

               (i) The Indemnifying Party shall acknowledge receipt of the Notification and advise the Indemnified Party in writing twenty (20) days after receipt thereof as to whether the Indemnifying Party agrees to such Third Party Claim and whether the defense of the Third Party Claim shall be undertaken by counsel of the choice of and at the expense of the Indemnifying Party. If the Indemnifying Party so agrees, the Indemnifying Party shall be deemed to have accepted any indemnifiable Loss suffered arising from such Third Party Claim, the defense of which has been assumed by the Indemnifying Party. If the Indemnifying Party advises the Indemnified Party that it shall undertake the defense of the Third Party Claim, the Indemnified Party shall deliver all the documents related to the Third Party Claim to the Indemnifying Party or to its counsel, after which the responsibility of the Indemnified Party for the defense of the Third Party Claim shall cease, except that the Indemnified Party shall make available all documents, books and records in its possession related to the Third Party Claim, at no expense to the Indemnifying Party, and shall fully cooperate with counsel for the Indemnifying Party, including providing its personnel who are acquainted with the facts or the documents or books and records related to the Third Party Claim.

               (ii) If the Indemnifying Party advises the Indemnified Party that the defense of the Third Party Claim will not be undertaken, either the Indemnified Party shall settle such Third Party Claim (in which case, the amount of such settlement and all attorneys' fees attendant to the achievement of such settlement shall be deemed included in any computation to determine Loss), or the Indemnified Party shall notify the Indemnifying Party of the identity of the counsel for the Indemnified Party who has been selected to defend the Third Party Claim. The Indemnifying Party shall fully cooperate with the Indemnified Party and its counsel to the extent that the Indemnifying Party has knowledge of the facts or circumstances relating to the Third Party Claim and the Indemnified Party shall cause its counsel to be available to the Indemnifying Party or its counsel to respond to any inquiries of the Indemnifying Party concerning the progress of such defense. In the event that the Indemnified Party shall assert a claim for Loss as a result of any loss suffered by the Indemnified Party in settling or defending such Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall pay all costs related to the settlement or the defense within thirty (30) days after a demand for the Loss or any component part is made.

          (b) NON-THIRD PARTY CLAIM. In the event the Indemnified Party shall choose to assert a claim for Loss or potential Loss by reason of other than a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim and the reasons therefor, which reasons shall be set forth in reasonable detail. The Indemnifying Party shall pay to the Indemnified Party the amount of the Loss within thirty (30) days of demand pursuant to this
Section 11.03.

     11.04 DISPUTE.

          (a) If the Indemnifying Party disputes any claim for indemnification or its obligation to indemnify any claim pursuant to this Article Eleven, the Indemnifying Party shall notify the Indemnified Party of such dispute within twenty (20) days of receipt of the Notification. If the matter cannot be reconciled by mutual agreement, the matter shall be submitted to binding arbitration as provided in Section 14.05 hereof.

          (b) If the Indemnifying Party fails to fulfill its obligations under this Article, the Indemnified Party may submit the matter to binding arbitration as provided in Section 14.05 hereof.


                                 ARTICLE TWELVE

                                LITIGATION COSTS

     12.01  LITIGATION  COSTS.  If  any  legal  action,   arbitration  or  other
proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

                                ARTICLE THIRTEEN

                  CERTAIN ADDITIONAL AGREEMENTS OF THE PARTIES

     13.01 DUE DILIGENCE REVIEW. The parties hereto acknowledge and agree that as of the date of this Agreement neither AKI nor SMI has had the opportunity to conduct a full and complete due diligence investigation of the other. Consequently, each party shall continue to conduct their due diligence investigation of the other after the execution hereof, and each party agrees to provide the other with all materials which may be required in order for the other to complete this investigation. In this regard, SMI acknowledges that SMI has retained its own counsel in connection with the transactions contemplated by this Agreement, that SMI's counsel will advise SMI as to due diligence issues, and that SMI is not relying on AKI or counsel for AKI for the satisfaction of SMI's own due diligence requirements.

     If, in the course of such due diligence investigation, either party determines prior to the Closing that any facts or circumstances exist with respect to the other which are materially inconsistent with the representations and warranties contained in this Agreement, then such party may terminate this Agreement by written notice to the other prior to Closing as provided in Article Ten hereof. Any waiver by either party of its right to terminate under this Section shall not constitute a waiver of any other condition for the benefit of such party set forth in this Agreement.

     13.02 CONFIDENTIALITY. Except as may be required by law or as otherwise permitted herein, the parties hereto shall cause all information obtained by them in connection with the negotiation and performance of this Agreement to be treated as confidential and will not use, and will not knowingly permit others to use, any such information in any manner detrimental to the other. Notwithstanding the foregoing, such information may be disclosed (i) in connection with any filings or permit applications with governmental authorities as may be necessary in order to complete the transactions contemplated by this Agreement; (ii) as necessary in order to obtain any Required Consents of third parties to the transactions contemplated by this Agreement; or (iii) as otherwise necessary in order for AKI to close the transactions contemplated by this Agreement. The provisions of this Section shall survive any termination of this Agreement.

     13.03 PROVINCIAL TAKEOVER LAWS. If any provincial takeover laws or regulations shall be applicable to the transactions contemplated by this Agreement, AKI and SMI shall use their reasonable best efforts to take such actions and obtain such approvals as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such provisions on the transactions contemplated by this Agreement.

     13.04 PROCEDURE FOR REPLACEMENT OF NEW AKI DIRECTORS. If any New AKI Director resigns, is removed, or otherwise ceases to serve as a director of AKI prior to the Private Placement Deadline, the vacancy thereby created on the AKI board of directors may be filled by the election or appointment of a new director prior to any release of Escrowed Items pursuant to Section 3 of the Escrow Agreement only if the person who is to become a director delivers his or her conditional written resignation to the Escrow Agent in substantially the same form as the New Director Resignations received by the Escrow Agent from the New AKI Directors at the Closing. In such a case, that person's conditional written resignation shall for all purposes be deemed to be a New Director Resignation and shall become effective in the event of a rescission as provided in Section 3(b)(iv) of the Escrow Agreement.


                                ARTICLE FOURTEEN

                                  MISCELLANEOUS

     14.01 NOTICES. All notices, waivers or other communications required or contemplated hereby shall be deemed given if delivered personally, or sent by registered or certified mail or air courier, postage prepaid, return receipt requested, or by telex or telecopier addressed to the parties so to be served as follows:

                  If to SMI:

                           Mr. Manny Gross
                           Soccer Magic Inc.
                           10 Planchet Road, Unit #21
                           Concord, Ontario L4K 2C8

                  With a copy to:

                           Manoj Pundit, Esq.
                           Chitiz Pundit Pathak & Sokoloff
                           85 Richmond Street West, Suite 901
                           Toronto, Ontario M5H 2C9

                  If to AKI:

                           Mr. Buddy Young
                           Advanced Knowledge, Inc.
                           17337 Ventura Boulevard, Suite 224
                           Encino, California 91316

                  With a copy to:

                           J. Brad Wiggins, Esq.
                           Miller & Holguin
                           1801 Century Park East, Seventh Floor
                           Los Angeles, California 90067

     Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery thereof as shown by the addressee's registry or certification receipt, or upon the expiration of seven days following the date of mailing. Any party hereto from time to time by notice in writing served upon the other as aforesaid may designate a different mailing address to which, or a different or additional person to whom, all such notices or demands thereafter shall be addressed.

     14.02 ASSIGNMENT. Neither the Agreement nor any of the rights hereunder may be assigned by either party without the prior written consent of the other.

     14.03 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear all expenses and costs incurred by it with respect to this Agreement and the transactions contemplated hereby.

     14.04 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law.

     14.05 DISPUTE. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, including without limitation claims against any party or its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be an active member of the California bar. In the proceeding, the arbitrator shall apply California substantive law and the California Evidence Code. The arbitrator shall prepare an award in writing, which shall include factual findings and any legal conclusions on which the decision is based. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In any such proceeding, the prevailing party shall be entitled, in addition to any other relief awarded or adjudged, such sum as the arbitrator may fix as and for reasonable attorneys' fees and costs, and the same shall be included in the award and any judgment.

     14.06 ENTIRE UNDERSTANDING. All prior agreements, representations, discussions, negotiations, commitments and understandings between the parties are incorporated in this Agreement and the exhibits and schedules attached hereto which constitute the entire contract between the parties. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by each of the parties.

     14.07 FURTHER ASSURANCES. Each party, both prior to and after the Closing, shall reasonably cooperate with the other, at the other's request, in furnishing information, documents, testimony and other assistance in connection with the transactions contemplated hereby.

     14.08 WAIVER. Each party may at any time waive compliance by the other with any covenants or conditions contained in this Agreement, but only by a written instrument executed by the party waiving such compliance. If either party waives a condition of Closing, the other party shall have no liability hereunder with respect to the matters so waived.

     14.09  HEADINGS.   All  Section  and  Article  headings  are  included  for
convenience only and are not intended to be full or accurate descriptions of the contents thereof.

     14.10 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

     14.11 SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstance or the validity or enforceability of this Agreement.

     14.12 BINDING ON SUCCESSORS. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

                       [REST OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals as of the day and year first above written.


"AKI"

ADVANCED KNOWLEDGE, INC.


By:______________________________________
Name:  Buddy Young
Title: President and Chief Executive Officer


By:______________________________________
Name:  L. Stephen Albright
Title: Secretary



"SMI"

SOCCER MAGIC INC.


By:______________________________________
Name:  Manny Gross
Title: Chief Executive Officer


By:______________________________________
Name:  Myron Grunberg
Title: President

                           LIST OF ATTACHED SCHEDULES

  SCHEDULE      DESCRIPTION

   3.04         New AKI Directors
   3.05         New AKI Officers
   4.03         Breaches and Defaults
   4.04         Certain Changes
   4.05         Real Property Leases
   4.06         Equipment Leases
   4.07         Trade Names
   4.08         Contracts and Commitments
   4.09         Licenses and Permits
   4.10         Litigation
   4.11         Insurance Policies
   4.13         Compliance with Law
   4.14         Shareholders of SMI
   4.15         Matters Relating to Labor and Employment
   4.18         Subsidiaries and Affiliates
   4.19         Banking Facilities
   4.21         Indebtedness to and from Affiliates
   4.22         Related Transactions
   4.24         Finder's Fees and Brokerage Fees
   4.25         Required Consents
   5.10         Stockholders of AKI
   5.14         Indebtedness to and from Officers, Directors and Stockholders

                                LIST OF EXHIBITS

Exhibit A                  Escrow Agreement
Exhibit B                  Purchase and Sale Agreement
Exhibit C                  Instruction Letter
Exhibit D                  Representation Letter
Exhibit E                  Asset Sale Agreement

                                  SCHEDULE 3.04
                                NEW AKI DIRECTORS


Manny Gross
1122-7905 Bayview Avenue
Markham, Ontario
L3T 7N3

Myron Grunberg
922-7805 Bayview Avenue
Markham, Ontario
L3T 7N1

Brian Rattenbury
10 Regis Drive
Toronto, Ontario
M2M 3J5

                                  SCHEDULE 3.05
                                NEW AKI OFFICERS


Manny Gross
Chairman and Chief Executive Officer
1122-7905 Bayview Avenue
Markham, Ontario
L3T 7N3

Myron Grunberg
President
922-7805 Bayview Avenue
Markham, Ontario
L3T 7N1

Brian Rattenbury
Secretary/Treasurer
10 Regis Drive
Toronto, Ontario
M2M 3J5

                                  SCHEDULE 4.03
                              BREACHES AND DEFAULTS


Soccer Magic (Kingston) Inc. is in default, as at October 31, 1999, with respect to payments in arrears on the following contractual commitments:

  Real property lease with ABNA Investments Ltd.
  (4 payments of Cdn$3,300)                                           Cdn$13,200

  Property taxes owing under the terms of the real
  property lease with ABNA Investments Ltd.                           Cdn$62,641

  Air structure leases with Four Courts Limited
  (3 payments of Cdn$6,285)                                           Cdn$18,855

  GE Capital Modular Sales Limited (6 payments of Cdn$3,743)          Cdn$22,458


Soccer Magic (London) Inc. is in default, as at October 31, 1999, with respect to payments in arrears on the following contractual commitments:

     Property taxes owing under the terms of the real property
     lease with Carlton Realty (London) Limited                       Cdn$54,158

     Air structure leases with Four Courts Limited
     (3 payments of Cdn$6,185)                                        Cdn$18,555

     GE Capital Modular Sales Limited (6 payments of Cdn$3,743)       Cdn$22,458

                                  SCHEDULE 4.04
                                 CERTAIN CHANGES


None.

                                  SCHEDULE 4.05
                              REAL PROPERTY LEASES


Soccer Magic (Kingston) Inc. - 23 Soccer Lane, Kingston, Ontario, leased from ABNA Investments Ltd., Scotland Road, RR#1, Odessa, Ontario

Soccer Magic (London) Inc. - 6 Cuddy Boulevard, London, Ontario, leased from Carlton Realty (London) Ltd. c/o ICORR Properties, 410 - 700 Richmond Street, London, Ontario, N6A 5C7

                                  SCHEDULE 4.06
                                EQUIPMENT LEASES


Soccer Magic (Kingston) Inc.

     Air Structure lease with Four Courts Limited, 550 Imperial Road North, Guelph, Ontario, N1H 7M3 Air Lock lease with Four Courts Limited, 550 Imperial Road North, Guelph, Ontario, N1H 7M3 Clubhouse modular building lease with GE Capital Modular Sales, 2300 Meadowvale Boulevard,
         Mississauga, Ontario, L5N 5P9

Soccer Magic (London) Inc.

     Air Structure lease with Four Courts Limited, 550 Imperial Road North Guelph, Ontario, N1H 7M3 Air Lock lease with Four Courts Limited, 550 Imperial Road North, Guelph, Ontario, N1H 7M3 Clubhouse modular building lease with GE Capital Modular Sales, 2300 Meadowvale Boulevard,
         Mississauga, Ontario, L5N 5P9

                                  SCHEDULE 4.07
                                   TRADE NAMES


Trademarks registered in Canada only:

     "Soccer Magic"

     "In a league of its own"

                                  SCHEDULE 4.08
                            CONTRACTS AND COMMITMENTS


1. Lease agreement between Soccer Magic (Kingston) Inc. ("SMI Kingston"), as tenant, and Abna Investments Ltd., as landlord, in respect of the lease of approximately 2 acres situated at 23 Soccer Lane, Kingston, Ontario, for a term of ten years from September 1, 1997, for annual rent of approximately $42,000;

2. Lease agreement between Soccer Magic (London) Inc. ("SMI London"), as tenant, and Carlton Realty (London) Ltd., as landlord, in respect of the lease of approximately 2.1 acres situated at 6 Cuddy Boulevard, London, Ontario, for a term of ten years from November 1, 1997, for annual rent of approximately $45,000;

3. Master equipment lease agreement between Four Courts Limited ("FCL") and SMI Kingston, dated June 16, 1997, in respect of the lease of certain equipment by SMI Kingston from FCL including the dome, furnace, inflation unit, ventilation fan and related equipment, for monthly payments of $6,000 over a term of 120 months commencing February 1, 1998; which FCL has assigned to Republic National Bank of New York (Canada) Inc.;

4. Master equipment lease agreement between FCL and SMI London, dated July 21, 1997, in respect of the lease of certain equipment by SMI Kingston from FCL including the dome, furnace, inflation unit, ventilation fan and related equipment, for monthly payments of $5,900 over a term of 120 months commencing March 1, 1998; which FCL has assigned to Republic National Bank of New York (Canada) Inc.;

5. Finance lease between General Electric Capital Canada, Inc., as the lessor, and SMI Kingston, as the lessee, in respect of the lease of the prefabricated building leading to the dome, providing for a down payment of $30,000 and monthly payments of $3,743 over a term of 60 months, commencing February 1, 1998, secured by an assignment of all insurance proceeds on the leased assets, with an option to purchase the leased assets for $1.00;

6. Finance lease between General Electric Capital Canada, Inc., as the lessor, and SMI London, as the lessee, in respect of the lease of the prefabricated building leading to the dome, providing for a down payment of $30,000 and monthly payments of $3,743 over a term of 60 months, commencing March 1, 1998, secured by an assignment of all insurance proceeds on the leased assets, with an option to purchase the leased assets for $1.00;

7. Loan agreement between SMI Kingston and Hong Kong Bank of Canada (the "Bank"), dated August 29, 1997, in respect of a demand loan of $250,000, repayable in monthly principal payments plus interest, with interest accruing on the principal amount at the Bank's prime rate plus 2.25%; a general security agreement dated September 8, 1997, pursuant to which SMI Kingston has granted the Bank a security interest in all of SMI Kingston's property. As additional security, SMI Kingston has executed a general assignment of accounts receivable in favour of the Bank, dated as of September 8, 1997, and has assigned all risk insurance over all of its assets (except for assets under the capital leases) indicating the Bank as first loss payee; additionally, Soccer Magic Inc. has guaranteed SMI Kingston's obligations to the Bank pursuant to an agreement dated as of September 8, 1997. SMI has postponed and subordinated all indebtedness and obligations of SMI Kingston to SMI in favor of the security held by the Bank in respect of SMI Kingston's debt to the Bank. Each of Manny M. Gross and Brian B. Rattenbury has executed a limited personal guarantee of SMI's indebtedness to the Bank under the loan agreement to a maximum of $62,500.

8. Loan agreement between SMI London and the Bank, dated August 29, 1997, in respect of a demand loan of $250,000, repayable in monthly principal payments plus interest, with interest accruing on the principal amount at the Bank's prime rate plus 2.25%; a general security agreement dated September 8, 1997, pursuant to which SMI London has granted the Bank a security interest in all of SMI London's property. As additional security, SMI London has executed a general assignment of accounts receivable in favour of the Bank, dated as of September 8, 1997, and has assigned all risk insurance over all of its assets (except for assets under the capital leases) indicating the Bank as first loss payee; additionally, Soccer Magic Inc. has guaranteed SMI London's obligations to the Bank pursuant to an agreement dated as of September 8, 1997. SMI has postponed and subordinated all indebtedness and obligations of SMI London to SMI in favor of the security held by the Bank in respect of SMI London's debt to the Bank. Each of Manny M. Gross and Brian B. Rattenbury has executed a limited personal guarantee of SMI's indebtedness to the Bank under the loan agreement to a maximum of $62,500.

                                  SCHEDULE 4.09
                              LICENSES AND PERMITS


None.

                                  SCHEDULE 4.10
                                   LITIGATION


By statement of claim dated February 17, 1998, Mican Excavating Inc. has commenced an action in the Supreme Court of Ontario (previously, Ontario Court (General Division)) against Soccer Magic Inc. and Carlton Realty (London) Limited, pursuant to the Construction Lien Act (Ontario), for (I) the sum of $54,275.36; or (II) all proper directions to be given that in default of payment of the said $54,275.36 and costs by the defendants, the lands municipally known as 6 Cuddy Boulevard, London, Ontario, be sold and the proceeds applied towards payment of the plaintiff's claim and costs; and (III) pre-judgment interest and post-judgment interest pursuant to the provisions of the Courts of Justice Act; and (IV) its costs of the action on a solicitor and client basis; and (V) such further and other relief as the nature of this case may require.

                                  SCHEDULE 4.11
                               INSURANCE POLICIES


Commercial/comprehensive

     CGU Group: Policy (binder) # 14601-50 Effective October 30, 1999 to October 30, 2000

Liability

     Elliott Special Risk: Policy # 891496 Effective September 16, 1999 to September 16, 2000

                                  SCHEDULE 4.13
                               COMPLIANCE WITH LAW


1. Federal and Provincial Corporate Income Tax Returns have not been filed since incorporation for Soccer Magic Inc. ("SMI"), Soccer Magic (Kingston) Inc. ("SMI Kingston") and Soccer Magic (London) Inc. ("SMI London").

2. Premiums have not been paid under applicable legislation to Workplace Safety and Insurance Board ("WSIB") by any of SMI, SMI Kingston or SMI London; an estimated Cdn.$8,000 is owed to WSIB.

                                  SCHEDULE 4.14
                               SHAREHOLDERS OF SMI


         DATE                       NAME                          SHARES HELD
         ----                       ----                          -----------

1.       01/29/97          Gross, Manny                         3,385,500 Common

2.       01/29/97          Grunberg, Myron                        878,400 Common

3.       01/29/97          Grunberg, Marja                        878,400 Common

4.       01/29/97          Grunberg, Myron, in trust              805,200 Common
                           for:  Grunberg, Caroline

5.       01/29/97          Grunberg, Myron, in trust              823,500 Common
                           for:  Grunberg, Jared

6.       01/29/97          N.R. Holdings Limited                1,647,000 Common

7.       01/29/97          Buckley, John                          640,500 Common

8.       01/29/97          Buckley, Juanita                       640,500 Common

9.       01/29/97          Shefsky, Lynda                         640,500 Common

10.      01/29/97          Kagan, Marilyn                         640,500 Common

12.      07/21/99          B&M Shebib Investments                 890,270 Common
                           Limited

                                  SCHEDULE 4.15
                    MATTERS RELATING TO LABOR AND EMPLOYMENT


None.

                                  SCHEDULE 4.18
                           SUBSIDIARIES AND AFFILIATES


None.

                                  SCHEDULE 4.19
                               BANKING FACILITIES


HSBC Bank Canada
70 York Street
Toronto, Ontario
M5J 1S9

Bank of Nova Scotia
10 North Rivermede Road
Concord, Ontario
L2K 2H2

Canada Trust
7976 Yonge Street
Thornhill, Ontario
L3T 2C4

                                  SCHEDULE 4.21
                       INDEBTEDNESS TO AND FROM AFFILIATES


The following are balances owing to shareholders and related corporations as at August 31, 1999 (in Canadian dollars):

     Institutional Promotions of Canada Limited            $1,391,205
     Mr. Manny Gross                                         $813,113
     Mr. Brian Rattenbury                                     $90,000
     NR Holdings Limited                                      $80,050
     Lynda Shefsky                                            $75,000
     B&M Shebib Investments Limited                           $70,000
     Mr. Myron Grunberg                                       $14,110

                                  SCHEDULE 4.22
                           RELATED PARTY TRANSACTIONS


None.

                                  SCHEDULE 4.24
                        FINDER'S FEES AND BROKERAGE FEES


None.

                                  SCHEDULE 4.25
                                REQUIRED CONSENTS


None.

                                  SCHEDULE 5.10
                              AKI STOCKHOLDER LIST


Attached.

                                  SCHEDULE 5.14
          INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND STOCKHOLDERS


1. See Item 12, "Certain Relationships and Related Transactions," in AKI's annual report on Form 10-K for the year ended August 31, 1999, for a description of AKI's indebtedness under the Note and Security Agreement (as defined) to Buddy Young, who is the chairman, chief executive officer and chief financial officer and a principal stockholder of AKI. As of November 30, 1999, AKI owed principal and interest to Mr. Young under the Note and Security Agreement totaling $182,962.